Exhibit 16.1

[Ernst & Young LLP Logo]

Ernst & Young LLP

5 Times Square

New York, NY 10036

Phone: (212) 773-3000

www.ey.com

November 16, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K/A dated November 16, 2004, of Interep National Radio Sales, Inc. and are in agreement with the statements contained in the first and third paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,